21ST CENTURY INSURANCE
                                    21ST.COM
                                 1-800-211-SAVE

     Company contact:                              Mel Spinella   818 / 704-3533

FOR IMMEDIATE RELEASE                                              July 23, 2003
---------------------


                          21ST CENTURY INSURANCE GROUP
                          ----------------------------
                   REPORTS STRONG 2003 SECOND QUARTER RESULTS
                   ------------------------------------------

(WOODLAND HILLS, CA) - 21st Century Insurance Group (NYSE: TW), reported in its core personal auto lines that:

  - Direct premiums written increased 26% to $300.9 million in the second quarter of 2003 compared to $238.5 million for the same period in 2002. For the first six months, direct premiums written for the personal auto lines increased 27% to $594.5 million from $469.0 million.
  - GAAP Combined Ratio improved to 96.2% from 98.9% in the second quarter of 2002. For the six months ended June 30, 2003 and 2002, the GAAP combined ratio was 96.6% and 98.7%, respectively, for personal auto lines.
  - Underwriting profit increased significantly to $10.9 million in the three months ended June 30, 2003, compared to $2.4 million in the second quarter of 2002. For the six months ended June 30, 2003, personal auto lines underwriting profit was $18.9 million compared to $5.4 million for the corresponding period of 2002.

The Company also reported an increase in net income to $29.2 million, or $0.34 per share, in the second quarter of 2003 (this result includes nonrecurring, nonoperational items that increased net income by $9.1 million after-tax). This compares to net income of $9.9 million, or $0.11 per share, in the same period
for 2002.   For the six months ended June 30, 2003, net income was $22.4 million, or $0.26 per share, compared to $18.2 million, or $0.21 per share, for the same period in 2002.

Total assets increased from $1.38 billion at June 30, 2002 to $1.56 billion at June 30, 2003. Statutory surplus and stockholders' equity both increased during this period.

"In a slow growth economy, we are increasing revenues at a 25+% rate and improving profitability," said Bruce W. Marlow, President and CEO. "We accomplish this by working hard every day to do a better job of meeting customer needs than our competitors."

ABOUT 21ST
----------

Founded in 1958, 21st Century Insurance Group provides personal automobile insurance to customers in California, Arizona, Nevada, Oregon and Washington who prefer excellent service and a high-feature product at a competitive price. Twenty-four-hours-a-day, 365 days a year, customers can choose to purchase insurance over the phone at 1-800-211-SAVE using 21st's centralized licensed insurance agents or through WWW.21ST.COM, the Company's
                            ------------


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                             21ST CENTURY INSURANCE
                                    21ST.COM
                                 1-800-211-SAVE

full-service Internet site. Service is also provided at the Company's neighborhood centers during normal business hours. 21st is rated A+ (Superior) by A.M. Best and A+ by Standard & Poor's.

21st Century Insurance Group is traded on the New York Stock Exchange under the trading symbol TW and is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367.

CAUTIONARY STATEMENT:
Statements contained herein and within other publicly available documents may include, and the Company's officers and representatives may from time to time make statements which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. These statements may address, among other things, the Company's strategy for growth, underwriting results, product development, computer systems, regulatory approvals, market position, financial results, dividend policy and reserves. It is possible that the Company's actual results, actions and financial condition may differ, possibly materially, from the anticipated results, actions and financial condition indicated in these forward-looking statements. Important factors that could cause the Company's actual results and actions to differ, possibly materially, from those in the specific forward-looking statements include the effects of competition and competitors' pricing actions; adverse underwriting and claims experience, including revived earthquake claims under SB 1899; customer service problems; the impact on Company operations of natural disasters, principally earthquake, or civil disturbance, due to the concentration of Company facilities and employees in Woodland Hills, California; information systems problems, including failures to implement information technology projects on time and within budget; adverse developments in financial markets or interest rates; and results of legislative, regulatory or legal actions, including the inability to obtain approval for rate increases and product changes and adverse actions taken by state regulators in market conduct examinations. The Company is not under any obligation to (and expressly disclaims any such obligations to) update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Additional financial information is available on the Company's website at www.21st.com (which shall not be deemed to be incorporated in or a part of this release) or by request to the Investor Relations Department.

          (c) 2003 by 21st Century Insurance Group.  All rights reserved.


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                             21ST CENTURY INSURANCE
                                    21ST.COM
                                 1-800-211-SAVE


                                                                                          EXHIBIT A
                           21ST CENTURY INSURANCE GROUP AND SUBSIDIARIES
                           CONDENSED FINANCIAL DATA - PERSONAL AUTO LINES
                             (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                            (UNAUDITED)

                                                  QUARTER ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                 ------------------------  ------------------------
                                                    2003         2002         2003         2002
                                                 -----------  -----------  -----------  -----------
PERSONAL AUTO LINES
  Direct premiums written                        $  300,924   $  238,535   $  594,540   $  468,954
                                                 ===========  ===========  ===========  ===========
  Net premiums written                           $  299,743   $  228,452   $  592,223   $  449,151
                                                 ===========  ===========  ===========  ===========

  Net premiums earned                            $  287,231   $  220,191   $  558,672   $  435,302

  Loss and loss adjustment expenses incurred        228,182      184,947      444,525      366,724
  Underwriting expenses incurred                     48,156       32,828       95,242       63,196
                                                 -----------  -----------  -----------  -----------
    Personal auto lines underwriting profit          10,893        2,416       18,905        5,382
                                                 ===========  ===========  ===========  ===========

  Loss and loss adjustment expense ratio               79.4%        84.0%        79.6%        84.2%
  Underwriting expense ratio                           16.8%        14.9%        17.0%        14.5%
                                                 -----------  -----------  -----------  -----------
      Combined ratio                                   96.2%        98.9%        96.6%        98.7%
                                                 ===========  ===========  ===========  ===========
---------------------------------------------------------------------------------------------------
SUPPLEMENTAL RECONCILIATION OF PERSONAL AUTO LINES GAAP UNDERWRITING PROFIT TO NET INCOME*


  Personal auto lines underwriting profit        $   10,893   $    2,416   $   18,905   $    5,382
  Results of homeowner and earthquake lines, in
    runoff                                                -       (4,956)     (37,000)     (11,905)
  Net investment income                              11,673       11,384       23,311       22,649
  Realized investment gains                           7,700        2,635       12,280        4,298
  Other revenues                                     14,065            -       14,065            -
  Interest expense on capital lease                    (833)           -       (1,540)           -
  Provision for income taxes                        (14,347)      (1,620)      (7,580)      (2,242)
                                                 -----------  -----------  -----------  -----------
  Net income                                     $   29,151   $    9,859   $   22,441   $   18,182
                                                 ===========  ===========  ===========  ===========


* During the second quarter 2003, in light of recent views expressed by the Securities and Exchange Commission over the use of non-GAAP financial measures, the Company elected to report premiums and GAAP underwriting results for its personal auto lines as an indication of ongoing business performance and to discontinue disclosing operating income
(defined by the Company as (a) the underwriting revenues and expenses attributable to the personal auto lines, personal umbrella lines, and related vehicle lines, plus (b) net investment income excluding realized capital gains or losses on the investment portfolio.
Specifically excluded from operating income were realized gains and losses from the investment portfolio, results of the homeowner and earthquake lines of business, SB 1899 expenses and reserve changes, interest expense on capital leases, non-recurring items and certain state, local and other taxes).
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                             21ST CENTURY INSURANCE
                                    21ST.COM
                                 1-800-211-SAVE


                                                                                                   EXHIBIT B
                                    21ST CENTURY INSURANCE GROUP AND SUBSIDIARIES
                                         CONDENSED FINANCIAL DATA - ALL LINES
                                      (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                                     (UNAUDITED)

                                                          THREE MONTHS ENDED           SIX MONTHS ENDED
                                                               JUNE 30,                     JUNE 30,
                                                     ----------------------------  -------------------------
                                                         2003           2002           2003          2002
                                                     ------------  --------------  ------------  -----------
TOTAL ALL LINES
  Direct premiums written                           $   300,924   $     238,441   $   594,528   $   471,456
                                                    ============  ==============  ============  ============
  Net premiums written                              $   299,743         228,452   $   592,215   $   437,560
                                                    ============  ==============  ============  ============

  Net premiums earned                               $   287,231   $     220,191   $   558,672   $   435,302

  Loss and loss adjustment expenses
    incurred                                            228,182         189,903       481,525       378,538
  Underwriting expenses incurred                         48,156          32,828        95,242        63,287
                                                    ------------  --------------  ------------  ------------
     Underwriting profit (loss)                          10,893          (2,540)      (18,095)       (6,523)
  Net investment income                                  11,673          11,384        23,311        22,649
  Realized investment gains                               7,700           2,635        12,280         4,298
  Other revenues                                         14,065               -        14,065             -
  Interest expense on capital lease                        (833)              -        (1,540)            -
  Provision for income taxes                            (14,347)         (1,620)       (7,580)       (2,242)
                                                    ------------  --------------  ------------  ------------
  Net income                                        $    29,151   $       9,859   $    22,441   $    18,182
                                                    ============  ==============  ============  ============
  Net income per common share (1)                   $      0.34   $        0.11   $      0.26   $      0.21
                                                    ============  ==============  ============  ============

------------------------------------------------------------------------------------------------------------

                                                      JUNE 30,     DECEMBER 31,     JUNE 30,
BALANCE SHEET DATA                                      2003          2002            2002
                                                    ------------  --------------  ------------
  Invested assets                                   $ 1,122,697   $   1,030,478   $   929,015
  Total assets                                      $ 1,560,730   $   1,470,037   $ 1,377,394
  Stockholders' equity                              $   682,510   $     655,608   $   675,210
  Number of common shares outstanding                85,431,505      85,431,505    85,445,389
  Book value per share                              $      7.99   $        7.67   $      7.90

ADDITIONAL INFORMATION
  Statutory surplus                                 $   422,743   $     397,381   $   376,559
  Net premiums written to statutory surplus ratio           2.6             2.4           2.3
  Cash and investments at holding company           $    13,126   $       6,977   $    23,898

  Auto units in force                                     1,333           1,206         1,108
  Homeowner units in force (in runoff)                        -               5            25

  California auto renewal ratio                              93%             93%           93%

  After-tax yield on investments                            3.8%            4.3%          4.4%

(1) Basic and diluted amounts per common share are the same for all periods shown.
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